EXHIBIT 10.3


                            DATED 16 APRIL 1999



                    GLYNWED PROPERTY MANAGEMENT LIMITED
                         GLYNWED PROPERTIES LIMITED
                        NIAGARA LASALLE (UK) LIMITED


                                  - and -


                            NIAGARA CORPORATION

                      ------------------------------


                                 AGREEMENT
                                 for lease
                       of freehold property known as
                     Unit 6-8 Eagle Industrial Estate,
                           Great Bridge, Tipton,
                               West Midlands

                      ------------------------------


                               ALLEN & OVERY
                                   London



                                  CONTENTS

CLAUSE                                                                    PAGE

1.    Interpretation.........................................................3
2.    Grant of the Lease.....................................................5
3.    Occupation.............................................................5
4.    Non-assignment.........................................................6
5.    Title..................................................................6
6.    Court Order............................................................6
7.    Lease Expenses.........................................................6
8.    Standard Conditions of Sale............................................6
9.    Niagara's Guarantee....................................................7
10.   VAT....................................................................8
11.   General................................................................8
12.   Notices................................................................9
13.   Governing Law.........................................................10
14.   Termination...........................................................10
15.   Notice of Agreement...................................................10




THIS AGREEMENT is made on 16 April 1999

BETWEEN:


(1) GLYNWED PROPERTY MANAGEMENT LIMITED (registered number 842868) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ (the "LANDLORD" which expression includes its successors in title);

(2) GLYNWED PROPERTIES LIMITED (registered number 254047) whose registered office is also at Headland House ("GPL");

(3) NIAGARA LASALLE (UK) LIMITED (registered number 3725308) whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London, EC4A 2DQ (the
      "TENANT");

(4) NIAGARA CORPORATION, a corporation organised and existing under the laws of the State of Delaware, whose principal office is at 667 Madison Avenue, New York 10021 USA ("NIAGARA").

IT IS AGREED as follows:

1.    INTERPRETATION

(1)   In this agreement

      "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purposes of identification by the Landlord's solicitors and the Tenant's solicitors;

      "holding company" means a holding company for the purposes of the Companies Act 1985;

      "Landlord's solicitors" means Allen & Overy of One New Change, London, EC4M9QQ;

      "Lease" means the lease of the Property to be granted by the Landlord to the Tenant in accordance with clause 2;

      "Lease Completion Date" means the date of Completion (as defined in the Sale of Business Agreement) or, if later, on the fifth working day after the date of obtaining the court order referred to in clause 6;

      "Property" means Unit 6-8 Eagle Industrial Estate, Great Bridge, Tipton, West Midlands more fully described in the Agreed Form of Lease;

      "Property Agreement" means an agreement dated 16 April, 1999 made between the Landlord (1) GPL (2) NL (3) Niagara (4) and Glynwed International Pic (5);

      "Rent Commencement Date" means the date of the Lease;

      "Sale of Business Agreement" means an agreement dated 16 April, 1999 and made between Glynwed Steels Limited (1) Glynwed International Pic
      (2) NL (3) and Niagara (4);

      "Side Deed" means a side deed in Agreed Form relating to the Lease;

      "subsidiary" means a subsidiary for the purposes of the Companies Act
      1985;

      "Tenant" means NL;

      "Tenant's solicitors" means Paisner & Co of Bouverie House, 154 Fleet Street, London EC4A 2DQ;

      "Term Commencement Date" means the date of completion of the Lease or, if earlier, the date of occupation by the Tenant;

      "VAT" means value added tax; and

      "VAT Act 1994" means Value Added Tax Act 1994;

      "VAT group" means two or more bodies corporate registered as a group for VAT purposes under Section 43 VAT Act 1994.

(2) In this agreement:

      (a) references to a person include a body corporate and an unincorporated association of persons;

      (b) references to a natural person include his estate and personal representatives;

      (c) subject to clause 4 below, references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party; and

      (d) references to the Property include every part of it.

(3) Any reference, express or implied, to an enactment includes references to:

      (a) that enactment as amended, extended or applied by or under any other enactment (before or after the siganture of this agreement);

      (b) any enactment which that enactment re-enacts (with or without modification); and

      (c) any subordinate legislation made (before or after the signature of this agreement) under that enactment, as amended, extended or applied as described in paragraph (a) above or under any enactment referred to in paragraph (b) above.

(4) Sub-clauses (1) to (3) above apply unless the contrary intention appears.

(5)   The headings in this agreement do not affect its interpretation.

2.    GRANT OF THE LEASE

(1) On the Lease Completion Date the Landlord shall grant and GPL shall procure the grant of and the Tenant shall accept a lease of the Property for a term of 5 years from the Term Commencement Date in the Agreed Form and the parties will enter into the Side Deed.

(2) The rent payable under the Lease shall commence to be payable on and the first instalment or a due proportion of that instalment shall be paid on the Rent Commencement Date.

(3) The additional rents payable under the Lease shall commence to be payable on and the first instalment or a due proportion of that instalment shall be paid on the Rent Commencement Date.

(4) The Lease shall be completed at or before 2 pm at the Landlord's solicitors' offices or elsewhere in England as they may reasonably direct. The Landlord shall not be bound to complete otherwise than on a Business Day and otherwise than between 9.30 am and 5.30 pm.

3.    OCCUPATION

      The Landlord will allow the Tenant into occupation of the Property on the date of Completion (as defined in the Sale of Business Agreement) if the Lease Completion Date has not occurred then and the Tenant will pay a licence fee equal to all rents which would have been payable had the Lease been granted then such licence fee to be paid at the times when such rents would have been payable and in the manner in which such rents would have been payable and the Tenant will observe and perform all the covenants and obligations on the part of the Tenant to be contained in the Lease.
4.    NON-ASSIGNMENT

(1) The Tenant shall itself accept and take up the Lease and shall execute a counterpart of it and the Landlord shall have no obligation to grant the Lease to anyone other than the Tenant and Niagara shall execute the Lease as guarantor.

(2) Any of the parties may assign any of its rights (but not obligations) under this agreement to any company which is its holding company or subsidiary, provided that if the assignee ceases to be such a holding company or subsidiary, then the assignee party shall procure that such assignee shall reassign back to the assigning party all such rights as have been assigned to such assignee with effect from the date on which such assignee ceases to be such a holding company or subsidiary and the assignee shall no longer have the benefit of any rights under this agreement and the assigning party shall have the benefit of all rights under this agreement as if the assignment had never taken place.

5.    TITLE

      The Landlord shall not be obliged to deduce its title to grant the Lease.

6.    COURT ORDER

      Immediately after the date of this agreement the Landlord and the Tenant shall submit a joint application in the Agreed Form for a court order authorising the inclusion in the Lease of an agreement excluding in relation to the tenancy to be granted by the Lease the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 and the Landlord and the Tenant shall each use reasonable endeavours to obtain that court order as soon as possible.

7.    LEASE EXPENSES

      The Landlord will make a contribution of (pound)261.00 towards the stamp duty payable by the Tenant in relation to the Lease on completion of the Lease.

8.    STANDARD CONDITIONS OF SALE

(1) Subject to the variations mentioned in subclause (2), the Standard Conditions of Sale (Third Edition) (excluding Conditions 2.3, 3.2.2, 4.2.3, 4.5.2, 4.5.5, 5.1.1, 5.1.2, 5.2.3, 7.1, 7.2, 7.3, 8.1.3 and
      8.3) are incorporated in this agreement so far as they:

      (a)   apply to a sale by private treaty;

      (b)   relate to leasehold property; and

      (c) are not inconsistent with the other clauses of this agreement.

(2) The Standard Conditions of Sale (Third Edition) shall be varied as follows:

      (a) in condition 3.1.2(d) replace "except those maintained by H.M. Land Registry or its Land Charges Department or by Companies House" by "except, first, mortgages and, secondly, any entries on the register maintained by H.M. Land Registry not disclosed by office copy entries supplied before the date of the contract by the seller or his solicitors to the Purchaser or his solicitors";

      (b) at the end of condition 3.1.2 add new paragraphs (f) and (g) as follows:

            "(f) overriding interests as defined in Land Registration Act 1925 Section 70(l) or (where the title to the Property is not registered) matters which would be overriding interests if the title were registered other than (in respect of those parts of the property sold with vacant possession) those referred to in Section70(l)(g) of that Act;

            (g) all matters disclosed or reasonably to be expected to be disclosed by searches or as the result of enquiries, formal or informal, and whether made in person, by writing or orally by or for the Purchaser or which a prudent Purchaser ought to make and all matters disclosed or reasonably expected to be disclosed by inspection and survey of the Properties".

9.    NIAGARA'S GUARANTEE

(1) In consideration of the mutual covenants contained in this agreement, Niagara guarantees to each of the Landlord and GPL and shall procure the due and punctual performance of each obligation of the Tenant and shall pay to the Landlord or GPL from time to time on demand, or procure that the Tenant shall pay, any sum which the Tenant is at any time liable to pay to the Landlord or GPL and which has not been paid at the time the demand is made.

(2) The obligations of Niagara under subclause (1):

      (a) constitute direct, primary, unconditional and irrevocable obligations without the need for any recourse on the part of the Landlord or GPL against the Tenant;

      (b) shall not be affected or impaired by any concession, time or indulgence granted by the Landlord or GPL or by any other dealing or thing which would but for this subclause (2) operate to discharge or reduce that liability; and

      (c) shall not be affected or impaired by anything (including any legal limitation, disability or incapacity on the part of the Tenant) which causes any of the obligations of the Tenant under this agreement to be or become invalid or unenforceable.

(3) If any of the obligations of the Tenant under this agreement is or becomes invalid or unenforceable Niagara shall perform and discharge all such obligations as if they were primary obligations of Niagara or shall procure that the Tenant performs and discharges all such obligations.

(4) The guarantee set out in this clause 9 shall extend to any costs, charges and expenses incurred by the Landlord or GPL in enforcing or seeking its enforcement.

(5) Niagara shall make any payments due from it under this clause 6 in full and, without any deduction or withholding in respect of any claim whatsoever (whether by way of set-off, counterclaim or otherwise).

10.   VAT

(1) If any VAT is chargeable on any supply under or pursuant to this agreement, the party receiving the supply shall pay by way of additional consideration the amount of that VAT.

(2) Without limiting sub-clause (1) above, each sum reserved or payable under this agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that sum plus any VAT in respect of it.

(3) The party making a supply shall issue the other with a proper VAT invoice in respect of such supply.

11.   GENERAL

(1) Each of the obligations undertaken by any party under this agreement (excluding any obligation fully performed at completion) shall continue in force after completion.

(2) Where the Tenant is more than one person:

      (a) those persons shall be jointly and severally responsible in respect of every obligation undertaken by them under this agreement; and

      (b) the Landlord may release or compromise the liability of any of those persons under this agreement or grant any time or other indulgence without affecting the liability of any other of them.

(3) This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

12.   NOTICES

(1) Any notice or other document to be served under this agreement may be delivered or sent by post or facsimile process to the party to be served as follows:

      (a)   to the Landlord at
            Headland House,
            New Coventry Road,
            Sheldon,
            Birmingham B26 3AZ
            Fax:  0121 722 2582
            marked for the attention of
            The Company Secretary

      (b) to the Tenant (before Completion) at its address set out in this agreement or (after Completion) at Victoria Steelworks, Bull Lane, Moxley, Wednesbury, West Midlands, WS IO 8RS marked for the attention of Keith Stella (before Completion) or Tony Bagshaw (after Completion)

      or at such other address as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid registered airmail (if elsewhere).

(2) Any notice or other communication shall be deemed to have been duly given:

      (a) if delivered personally, when left at the address referred to in subclause (1); or

      (b) if sent by recorded mail other than airmail, two days after posting it; or

      (c)   if sent by registered airmail, six days after posting it;

      Provided always that a notice given in accordance with the above but received on a day which is not a Business Day or after business hours on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

13.   GOVERNING LAW

      This agreement is governed by and shall be construed in accordance with English law. Niagara submits to the jurisdiction of the English courts for all purposes relating to this agreement and appoints the Tenant's Solicitors or such other solicitors as shall subsequently be notified by Niagara to the Landlord as its agent for service of process with respect thereto.

14.   TERMINATION

(1) This agreement will automatically terminate if the Sale of Business Agreement terminates under clauses 4 or 5 thereof and also if clause 2(6) of the Property Agreement applies.

(2) If this agreement terminates in accordance with sub-clause (1) above then all the clauses under the agreement (except this clause and clauses 11, 12 and 13) will cease to have effect and none of the parties will have any rights or liabilities under those clauses.

15.   NOTICE OF AGREEMENT

      The Landlord will immediately place its land certificate for the Property on deposit at HM Land Registry to enable a notice of this agreement to be entered on the title but if the agreement terminates the Tenant will forthwith apply for cancellation of all such entries relating to this agreement.

AS WITNESS the hands of duly authorised representatives of the parties on the date which appears first on page 1.

Signed by /s/ D. J. Solomon
for and on behalf of Glynwed
Property Management Limited

Signed by /s/ D. J. Solomon
for and on behalf of Glynwed
Properties Limited

Signed by /s/ Michael Scharf
for and on behalf of Niagara LaSalle
(UK) Limited

Signed by /s/ Michael Scharf
for and on behalf of Niagara
Corporation